Exhibit 99.1

FOR IMMEDIATE RELEASE:
Contact:
Thomas R. Quinn, Jr.
President & Chief Executive Officer
Phone 717.530.2648
77 East King Street | Shippensburg PA

Orrstown Bank Released from Pennsylvania Department of Banking and Securities Memorandum of Understanding

SHIPPENSBURG, PA (February 9, 2015) -- Orrstown Financial Services, Inc. (the “Company”) (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced today that the Bank was released on February 6, 2015, from the Memorandum of Understanding (the “MOU”) with the Pennsylvania Department of Banking and Securities (the “Pennsylvania Department of Banking”) that was entered into on April 21, 2014, thereby terminating all enforcement actions imposed on the Bank by the Pennsylvania Department of Banking.
Thomas R. Quinn, Jr., President & Chief Executive Officer, commented, “We are pleased that the Pennsylvania Department of Banking has released the Bank from all of the enforcement actions that it had imposed. The Board of Directors and the Management team have worked diligently to achieve this result and to position the organization for prudent future expansion. The measures we implemented over the past several years pursuant to guidance from the Pennsylvania Department of Banking and the Federal Reserve Bank of Philadelphia have contributed to our consistent improvement in asset quality metrics, capital levels, and sustained quarterly earnings.”
The Written Agreement that the Company and the Bank entered into with the Federal Reserve Bank of Philadelphia on March 22, 2012 remains in place at this time.

About the Company
With nearly $1.2 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty-two banking offices and two remote service facilities located in Cumberland, Franklin, Lancaster and Perry Counties, Pennsylvania and Washington County, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s stock is traded on the NASDAQ Capital Market under the symbol ORRF. For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.

Cautionary Note Regarding Forward-looking Statements:
This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including, without limitation, statements related to management’s belief that the organization is positioned for prudent future expansion and our consistent improvement in asset quality metrics, capital levels and sustained quarterly earnings. Actual results and trends could differ materially from those set forth in such statements and there can be no assurances that the organization is positioned for prudent future expansion or that we will continue to experience consistent improvement in asset quality metrics, capital levels and sustained quarterly earnings. Factors that could cause actual results to differ from those expressed or implied by the forward looking statements include, but are not limited to, the following: ineffectiveness of the Company's business strategy due to changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; changes in laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; interest rate movements; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatilities in the securities markets; deteriorating economic conditions; and other risks and uncertainties, including those detailed in Orrstown Financial Services, Inc.’s Form 10-K for the fiscal year ended December 31, 2013 and Form 10-Qs for the quarters ended September 30, 2014, June 30, 2014 and March 31, 2014 under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and in other filings made with the Securities and Exchange Commission. The statements are valid only as of the date hereof and Orrstown Financial Services, Inc. disclaims any obligation to update this information.

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